Exhibit 10.2

RURAL/METRO CORPORATION

STOCK APPRECIATION RIGHTS AGREEMENT

(FOR ELIGIBLE EMPLOYEES)

(UNDER THE 2008 INCENTIVE STOCK PLAN)

THIS STOCK APPRECIATION RIGHTS AGREEMENT (“Agreement”) is dated this 12th day of July, 2010 (the “Grant Date”), between RURAL/METRO CORPORATION, a Delaware corporation (the “Company”), and Michael P. DiMino (“Grantee”).

RECITALS:

The Company has adopted the Rural/Metro Corporation 2008 Incentive Stock Plan, as such plan may subsequently be modified, amended, or supplemented (the “Plan”), all of the terms and provisions of which are incorporated herein by reference and made a part of this Agreement. All capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

The Committee has determined that it is in the best interests of the Company and its stockholders to grant certain Stock Appreciation Rights to Grantee pursuant to the Plan and this Agreement, as an inducement to continue to serve as an Employee of the Company and to provide Grantee with a proprietary or financial interest in the future of the Company.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Rights. Subject in all respects to the terms, conditions, and provisions of this Agreement and the Plan, the Company hereby grants to the Grantee an aggregate of 36,928 Stock Appreciation Rights (the “Rights”) corresponding to 36,928 shares of the Company’s Common Stock. Each whole Right shall have an Exercise Price of $9.13 per share of Common Stock (the “Per Share Exercise Price”), being the Fair Market Value of the Common Stock on the Grant Date. The Rights shall not contain any feature for the deferral of compensation (other than the deferral of income until the exercise of the Rights).

2. Vesting of Rights. The Rights may be exercised only to the extent they have become vested and exercisable. Except as set forth in Sections 5 and 6, the Rights shall vest and become exercisable over a period of three (3) years from the Grant Date according to the following schedule:

Vesting Date	Number of Rights Vested and Exercisable

First (1st) Year Anniversary of Grant Date	12,309
Second (2nd) Year Anniversary of Grant Date	12,309
Third (3rd) Year Anniversary of Grant Date	12,310

To the extent vested, the Rights shall remain exercisable, in whole or in part, at any time and from time to time until the date on which the Rights terminate pursuant to Section 5.

3. Exercise of Rights. The Grantee (or permitted transferee) may exercise the Rights with respect to any or all of the vested Rights by delivering to the Company written notice of exercise in the form attached as Exhibit A hereto (the “Notice”). The Notice shall be accompanied by this Agreement, shall be signed by the Grantee or other person that has the right to exercise the Rights, and shall state (a) the date on which the Grantee (or permitted transferee) wishes to exercise the Rights (the “Exercise Date”), (b) the number of Rights (or fraction thereof) being exercised, and (c) the person or persons to whom the exercise proceeds are to be delivered. If the Rights are exercised by any person other than the Grantee, such notice shall be accompanied by appropriate proof (as determined by the Company) of the right of such person to exercise the Rights.

4. Issuance of Stock upon Exercise of Rights. For each Right that is exercised, the Company shall issue to the Grantee (or permitted transferee) shares of the Company’s Common Stock having a Fair Market Value as of the Exercise Date equal to the difference between (a) the Fair Market Value of one share of Common Stock of the Company on the Exercise Date, over (b) the Per Share Exercise Price. As soon as practicable after the Exercise Date the Secretary of the Company shall issue or cause to be issued to the Grantee (or permitted transferee) a certificate or certificates (or such other evidence of ownership as may be permitted by the Bylaws) for the number of shares of Common Stock issuable upon such exercise, less any applicable tax and other withholding amounts (unless applicable taxes and other withholdings are satisfied by other means under Section 9). The Company shall cause the certificates for shares of Common Stock purchased upon the exercise of the Rights to be issued in the name of the Grantee (or permitted transferee) and delivered to the Grantee (or permitted transferee) as soon as practicable following the later of (A) the effective date on which the Rights are exercised or (B) the date tax withholdings are made by the Company (or an amount sufficient to satisfy such withholdings are received by the Company) with respect to the Rights that are exercised; provided, however, that such delivery shall be effected for all purposes when the Company’s stock transfer agent shall have deposited such certificates in the United States mail, addressed to the Grantee (or permitted transferee). The Company, however, shall not be liable to the Grantee (or permitted transferee) for damages relating to any delays in issuing the certificate(s) to the Grantee (or permitted transferee), any loss of the certificate(s), or any mistakes or errors in the issuance of the certificate(s) or in the certificate(s) themselves. Certificates for Common Stock shall be issued for a whole number of shares only. Any fractional share resulting from the exercise of Rights or otherwise shall be rounded up to the next full share as of the Exercise Date.

5. Termination of Rights. Except as set forth in the remainder of this Section 5 or in Section 6, the Rights, to the extent not previously exercised, shall expire on the seventh anniversary of the Grant Date. Notwithstanding the foregoing and except as otherwise provided in the Grantee’s written employment agreement or another written agreement with the Company, if any, the Rights shall expire upon the termination of the Grantee’s Service with the Company, as follows:

(a) Except as set forth in Section 6(a), if the Grantee’s Service with the Company is terminated by the Company without Cause or by the Grantee for Good Reason (as such terms are defined in Section 8(g) of the Executive Employment Agreement entered into as of May 20, 2010 (as amended from time to time), by and between Grantee and the Company), then (i) the Rights shall continue to vest for a period of six (6) months after such termination and (ii) to the extent vested, the Rights shall remain exercisable for a period of six (6) months after such termination, on which date they shall expire; provided the Rights shall not remain exercisable beyond the seventh (7th) year anniversary of the Grant Date.

(b) If the Grantee’s Service with the Company is terminated for Cause, the Rights shall immediately expire and be forfeited as of the commencement of business on the date of such termination.

(c) If the Grantee’s Service with the Company is terminated as the result of the Grantee’s Disability or death, then all unvested Rights shall become fully and immediately exercisable and the Rights shall remain exercisable until the expiration of one (1) year after such termination, on which date they shall expire; provided the Rights shall not remain exercisable beyond the seventh (7th) year anniversary of the Grant Date.

(d) If the Grantee’s Service with the Company is terminated as a result of the Grantee’s Retirement, then the Rights shall continue to vest and (i) to the extent vested, all Rights held by the Grantee shall remain exercisable for a period of one (1) year after such termination, on which date they shall expire; provided the Rights shall not remain exercisable beyond the seventh (7th) year anniversary of the Grant Date, and (ii) to the extent unvested, shall be forfeited.

(e) If the Grantee’s Service with the Company is terminated as a result of the Grantee’s termination without Good Reason, then all Rights held by the Grantee, (i) to the extent they were vested and exercisable at the time of such termination, shall remain exercisable until the expiration of the longer of (A) ninety (90) days after such termination, or (B) thirty (30) days following the end of any blackout period to which the Grantee may be subject, on which date they shall expire; provided the Rights shall not remain exercisable beyond the seventh (7th) year anniversary of the Grant Date, and (ii) to the extent unvested, shall be forfeited.

(f) No extension of the exercise period fixed on the Grant Date shall be made unless in accordance with Section 409A of the Code.

6. Change of Control; Tender Offer.

(a) Termination of Service in Connection with a Change of Control. Notwithstanding Sections 2 and 5, as provided in the Grantee’s written Change of Control Agreement with the Company, effective June 1, 2010 (as amended from time to time), to the extent that the Acquiror either assumes the Company’s obligations under this Agreement when a Change of Control is consummated and/or substitutes for the Rights granted pursuant to this Agreement substantially equivalent awards for the Acquiror’s securities for some or all of the Rights outstanding under this Agreement when the Change of Control is consummated, this Agreement or such substituted awards shall remain in full force and effect and shall continue to vest as though the Change of Control did not occur. In such a case, if the Grantee’s Service with the Company is terminated by the Company without Cause or by the Grantee for Good Reason (as defined in Section 6 of the Change of Control Agreement, effective June 1, 2010 (as amended from time to time), by and between Grantee and the Company) within two (2) years after the occurrence of a Change of Control, then (i) all Rights held by the Grantee pursuant to this Agreement shall become fully and immediately vested and (ii) to the extent vested, the Rights shall remain exercisable for a period of one (1) year after such termination, on which date they shall expire; provided the Rights shall not remain exercisable beyond the seventh (7th) year anniversary of the Grant Date. The acceleration of vesting and deemed earning of Rights pursuant to this Section 6(a) shall not occur if a Grantee’s Service with the Company is terminated for Cause or as a result of the Grantee’s Disability, death, Retirement, or by the Grantee without Good Reason, in each case, in accordance with the terms of the Change of Control Agreement.

(b) Acceleration of Vesting upon Change of Control. Notwithstanding Sections 2 and 5 and except as otherwise provided in the Grantee’s written employment agreement or other written agreement with the Company, if any, in the event the Acquiror does not assume some or all of the Company’s obligations under this Agreement when the Change of Control is consummated and/or substitute substantially equivalent awards for the Acquiror’s securities for some or all of the Rights outstanding under this Agreement when the Change of Control is consummated, then the unvested portion of the Rights shall be immediately vested in full immediately prior to the consummation of the Change of Control. The vesting of Rights that is permissible solely by reason of this Section 6(b) shall be conditioned upon the consummation of the Change of Control. Unless otherwise provided by the Board, any Rights that are neither (i) assumed by or substituted for by the Acquiror in connection with the Change of Control nor (ii) vested in connection with the consummation of the Change of Control shall terminate and cease to be outstanding effective as of the consummation of the Change of Control.

(c) Tender Offer. Notwithstanding anything in this Agreement to the contrary, the Committee, in its discretion may accelerate vesting of all or any portion of the Rights so that the shares of Common Stock issuable upon such vesting can be tendered in response to a tender offer for, or a request or invitation to tender of, greater than 50% of the outstanding Common Stock of the Company.

7. Restrictive Covenants. Grantee and the Company are parties to that certain Employment Agreement dated as of May 20, 2010, which includes provisions in Sections 10, 11 and 12 thereof that restrict or prohibit Grantee from engaging in certain activities (the “Restrictive Covenants”). Grantee agrees that if Grantee violates any provision of such Restrictive Covenants, then (a) all Rights shall immediately become null and void, and (b) any shares of Common Stock issued upon exercise of any Rights within one (1) year prior to or within one (1) year after the date on which such violation occurred shall immediately become null and void (collectively, the “Forfeited Shares”). Grantee hereby agrees that upon demand from the Company within one (1) year after the later of termination of Grantee’s Service with the Company or discovery of the violation, (A) Grantee shall pay to the Company an amount equal to the proceeds Grantee has received from any sales or distributions of Forfeited Shares, and (B) if Grantee still holds all or any part of the Forfeited Shares at the time the Company makes such demand, Grantee shall either (1) deliver to the Company all such unsold Forfeited Shares or (2) pay to the Company the aggregate Fair Market Value of such Forfeited Shares as of the date of issuance of the Forfeited Shares. By accepting this Agreement and the Rights granted hereby, Grantee agrees that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company. To the extent Grantee owes the Company under this Section 7, by accepting this Agreement, Grantee consents to deductions from time to time from any amounts the Company owes Grantee (x) from amounts that do not constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (including amounts owed to Grantee as wages or other compensation) and/or (y) from amounts that constitute “nonqualified deferred compensation” to the extent permitted by Code Section 409A (currently $5,000 per year). Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount Grantee owes pursuant to this Section 7, Grantee hereby agrees to pay immediately the unpaid balance to the Company.

8. Transferability. During the Grantee’s lifetime, the Rights shall be exercisable only by the Grantee or any permitted transferee. The Rights (a) may not be transferred for value, and (b) are not transferable or assignable by the Grantee except (i) by will or the laws of descent and distribution, or (ii) pursuant to a Qualified Domestic Relations Order. Upon the Grantee’s death, the Rights may be exercised only by the persons and in the manner set forth in Section 15(c) of the Plan.

9. Tax Withholding; Other Deductions.

(a) General. The Company’s obligation to deliver shares of Common Stock under this Agreement shall be subject to the Grantee’s satisfaction of all applicable federal, state, local, and foreign income and payroll tax withholding requirements. Grantee agrees to make appropriate arrangements with the Company for the satisfaction of any applicable federal, state, local, and foreign income and payroll tax withholding or similar requirements, including the payment to the Company at the time of exercise of the Rights of all such taxes and the satisfaction of all such requirements. If tax withholdings are to be transmitted to the Company and are not timely received by the Company in order to satisfy its withholding obligation, the Company may withhold a portion of the shares of Common Stock that would otherwise be issued to the Grantee upon the exercise of the Rights, sell such shares, and use the proceeds from such shares to satisfy the Company’s withholding obligations.

(b) Shares to Pay for Withholding. In connection with the receipt of shares of Common Stock upon exercise of the Rights, the Committee may, in its discretion and in accordance with the provisions of this Section 9(b) and such supplemental rules as it may from time to time adopt (including any applicable safe-harbor provisions of Rule 16b-3 under the Exchange Act), provide the Grantee with the right to use shares of Common Stock with a Fair Market Value not exceeding the amount necessary to satisfy the withholding obligations of the Company based on the minimum applicable statutory withholding rates for federal, state, local, and foreign income tax and payroll tax purposes (“Taxes”). Such right may be provided to the Grantee in either or both of the following formats:

(i) Stock Withholding. The Grantee may be provided with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon exercise of the Rights, a portion of those shares of Common Stock with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%) of the minimum statutory withholding obligations), as designated by the Grantee.

(ii) Stock Delivery. The Committee may, in its discretion, provide the Grantee with the election to deliver to the Company, at the time the Rights are exercised, one or more shares of Common Stock previously acquired by the Grantee (other than pursuant to the transaction triggering the Taxes) with an aggregate Fair Market Value equal to the amount of the Taxes incurred in connection with such Rights exercise (not to exceed one hundred percent (100%) of the minimum statutory withholding obligations), as designated by the Grantee.

10. Adjustment of Shares. Notwithstanding anything contained herein to the contrary, the number of Rights subject to this Agreement shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company in the manner set forth in Section 19(a) of the Plan. If the Company is the surviving entity in any merger or consolidation as described in Section 19(c) of the Plan, the Rights granted herein shall pertain to and apply to the number and type of securities of the surviving entity to which a holder of the number of shares of Common Stock subject to such Rights would have been entitled if such Rights had been exercised in full immediately prior to such merger or consolidation.

11. Rights as Stockholder. The Grantee shall not be entitled to any of the rights of a stockholder with respect to the Rights (including the right to vote any shares issuable upon exercise of Rights and the right to dividends) unless and until the certificate for shares of Common Stock issuable upon exercise of any Rights (or other evidence of ownership as may be permitted by the Bylaws) are issued.

12. No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the Service of the Company (or any Parent or Subsidiary employing or retaining the Grantee) for any period of time or to interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or the Grantee, which rights are hereby expressly reserved by each, to terminate the Service of Grantee at any time for any reason whatsoever, with or without Cause.

13. Limitation on Liability of the Company.

(a) If the number of Rights covered by this Agreement (individually, or in combination with other Awards granted under the Plan) exceeds, as of the Grant Date, the number of shares of the Company’s Common Stock that may be issued under the Plan without stockholder approval, then the Rights shall be void with respect to such excess shares unless the Company obtains stockholder approval of an amendment to the Plan increasing the number of shares of Common Stock issuable under the Plan prior to the exercise of the Rights with respect to such excess shares.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful exercise of any Rights pursuant to this Agreement shall relieve the Company of any liability with respect to any nonpayment by the Company with respect to the exercise of any Rights as to which such approval shall not have been obtained.

14. Compliance with Laws and Regulations; Securities Matters.

(a) The exercise of the Rights and the issuance of shares of Common Stock upon such exercise shall be subject to compliance by the Company and the Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or trading market on which the shares of Common Stock may be listed at the time of such exercise and issuance. Notwithstanding any of the other provisions of this Agreement or of the Plan, the Grantee agrees that he will not exercise the Rights, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Agreement, if the exercise of the Rights and the issuance of such Common Stock would constitute a violation by the Grantee or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange or trading market on which the Common Stock is then listed or traded. The Company, in its sole discretion, may defer the effectiveness of any exercise of the Rights in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of the Rights. In connection with the exercise of the Rights, the Grantee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with applicable requirements of federal and state securities laws.

(b) The Rights granted hereunder may be exercised by the Grantee only if (i) the shares of Common Stock that are to be issued upon such exercise are registered under the Securities Act and any and all other applicable securities laws, or (ii) the Company, upon advice of counsel, determines that the issuance of the Common Stock upon the exercise of the Rights is exempt from registration requirements.

(c) The Grantee acknowledges and agrees that the Company is under no obligation to register, under the Securities Act or any other applicable securities laws, any shares of Common Stock to be issued to the Grantee upon the exercise of the Rights or to take any action that would make available any exemption from registration. The Grantee further acknowledges and agrees that if the shares of Common Stock to be issued to the Grantee upon the exercise of the Rights have not been registered under the Securities Act and all other applicable securities laws, those shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and must be held indefinitely without any transfer, sale, or other disposition unless (i) the shares are subsequently registered under the Securities Act and all other applicable securities laws, or (ii) the Grantee obtains an opinion of counsel that is satisfactory in form and substance to counsel for the Company that the shares may be sold in reliance on an exemption from registration requirements. In the event that the shares of Common Stock to be issued upon exercise of the Rights are “restricted securities,” the certificate(s) representing the shares purchased upon the exercise of the Rights will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of such shares and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

15. Notices; Deliveries. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company, in care of its Secretary, at its principal office at 9221 East Via de Ventura, Suite 100, Scottsdale, Arizona 85258. Any notice to be given or delivered to the Grantee shall be in writing and addressed to him at the address given by him beneath his signature hereto. Either party hereto may hereafter designate a different address in writing to the other party. Any notice shall be deemed to have been given or delivered (a) upon personal delivery; or (b) upon receipt of facsimile transmission; or (c) one business day after deposit with a nationally recognized overnight courier for overnight delivery; or (d) three business days after deposit in the U.S. mail, first class postage prepaid, and properly addressed to the party to be notified.

16. Disputes. As a condition of the granting of the Rights, the Grantee, his heirs and successors, and permitted transferees agree that (a) any dispute or disagreement that may arise hereunder shall be determined by the Committee in its sole discretion and judgment, (b) all decisions of the Committee with respect to any questions or issues arising under the Plan or under this Agreement shall be conclusive on all persons having an interest in the Rights, and (c) any such determination and any interpretation by the Committee of the terms of the Plan or this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company and upon the Grantee, his heirs, personal representatives, and permitted transferees,

17. Rights Subject to Plan. The Grantee acknowledges that he has received and carefully reviewed a copy of the Plan on or prior to the Grant Date. This Agreement and the Rights evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. Unless otherwise explicitly stated herein, in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail under all circumstances.

18. Code Section 409A. To the extent that the Rights are a Section 409A Award, the Company and the Grantee intend that this Agreement and the Rights shall comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service. Therefore, the Company shall not make any changes or adjustments to this Agreement or the Rights that is not in accordance with the requirements of Code Section 409A without the express written consent of the Grantee. If the Rights are not a Section 409A Award then, notwithstanding any other provision in the Plan, the Company shall take no action that causes this Agreement or the Rights to become a Section 409A Award without the express written consent of the Grantee.

19. Recoupment. All awards under this Agreement are limited by and in all respects subject to any compensation recovery, recoupment, equity retention or similar plans or policies that the Company may enact from time to time and, without limiting the foregoing, all Rights granted hereunder are subject to recoupment, forfeiture or modification (in whole or in part) in accordance with the terms of any such plans or policies, regardless of whether such plans or policies are currently in effect or may be implemented and/or modified subsequent to the date of this Agreement.

20. Miscellaneous.

(a) Nothing herein contained shall affect Grantee’s right to participate in and receive benefits from and in accordance with the then-current provisions of any employee pension, welfare, or fringe benefit plan or program of the Company.

(b) Whenever the term “Grantee” is used herein under circumstances applicable to any other person or persons to whom the Rights, in accordance with the provisions of this Agreement or the Plan, may be transferred, the word “Grantee” shall be deemed to include such person or persons. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(c) If any provision of this Agreement or of the Plan would disqualify this Agreement or the Plan under Rule 16b-3 promulgated under the Exchange Act, or would not otherwise comply with Rule 16b-3, such provision shall be construed or deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Board. To the extent any provisions of the Plan or this Agreement or any action by the Committee or Board fails to comply with Code Section 162(m), it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or Board.

(d) This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, administrators, successors, or permitted assigns.

(e) The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Arizona, notwithstanding any Arizona or other conflicts of law principles to the contrary.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and Grantee have executed and delivered this Agreement as of the date and place first above written, which date is the Grant Date of the Rights.

RURAL/METRO CORPORATION,
a Delaware corporation

By:	/s/ Conrad A. Conrad
Name:	Conrad A. Conrad
Title:	Chairman of the Board

GRANTEE

/s/ Michael P. DiMino
Name:	Michael P. DiMino

Address:

NOTICE OF EXERCISE

OF STOCK APPRECIATION RIGHT

Rural/Metro Corporation

9221 East Via de Ventura

Scottsdale, Arizona 85258

The undersigned hereby irrevocably elects to exercise Rights as set forth in the attached Stock Appreciation Rights Agreement, as follows:

Exercise Date:

Number of Rights (or fraction thereof) being exercised:

For each Right (or fraction thereof) that is being exercised, please issue to the undersigned (or permitted transferee) shares of the Company’s Common Stock having a Fair Market Value as of the Exercise Date equal to the difference between (i) the Fair Market Value of one share of Common Stock of the Company on the Exercise Date, over (ii) the Per Share Exercise Price of my Rights, which is $             per share. Please issue a certificate or certificates representing the shares of Common Stock (or such other evidence of ownership as may be permitted by the Bylaws) in the name of:

Name:

Address:

Cit/State/Zip:

Social Security Number or

Employer Identification Number:

Please issue a new Stock Appreciation Rights Agreement for the unexercised portion of the Rights in the name of the undersigned or in the name of the following permitted transfer:

Dated:	Signature:
Printed Name:
Address:
City/State/Zip:
(Signature and printed must conform in all respects to name of Grantee as specified on the face of the Stock Appreciation Rights Agreement. If the Rights are being exercised by any person other than the Grantee, this Notice is accompanied by appropriate proof (as determined by the Company) of the right of such person to exercise the Rights.)

Medallion Signature Guarantee
(Required if the shares of Common Stock acquired upon exercise of the Rights are being assigned to a permitted transferee upon exercise.)